Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of PARTS iD, Inc. of our report dated September 23, 2020, except for Note 1 as to which date is October 30, 2020, with respect to our audit of Onyx Enterprises Int’l Corp. (the “Company”) financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017.

/s/ UHY LLP

New York, New York

February 11, 2021